Exhibit 99.1

Summit Hotel Properties Reports Fourth Quarter and Full Year 2014 Results

10.9 percent Full Year Pro Forma RevPAR growth; $0.97 Full Year Adjusted FFO per share

42.2 percent Full Year Adjusted FFO growth; 36.9 percent Full Year Adjusted EBITDA growth

AUSTIN, Texas--(BUSINESS WIRE)--March 2, 2015--Summit Hotel Properties, Inc. (NYSE:INN) (the “Company”) today announced results for the fourth quarter and full year ended December 31, 2014.

“We are thrilled with the significant growth of our portfolio during 2014 that outpaced a strong industry environment,” said Dan Hansen, Summit’s President and CEO. “The acquisitions, dispositions, rebranding and renovation work our team has completed over the last several years has created a best-in-class nationwide portfolio of premium-branded, select-service hotels. Our strong 2014 results included 42.2 percent AFFO growth and 36.9 percent Adjusted EBITDA growth. The robust RevPAR growth of our hotels again outpaced the overall U.S. and upscale segment by more than 100 basis points, highlighting the strength and quality of our portfolio.”

Full Year 2014 Highlights

  Pro Forma RevPAR: Pro forma revenue per available room (“RevPAR”) in 2014 grew to $93.83, an increase of 10.9 percent over 2013. Pro forma average daily rate (“ADR”) grew to $123.98, an increase of 6.5 percent from 2013. Pro forma occupancy increased by 4.1 percent to 75.7 percent.
  Pro Forma Hotel EBITDA: Pro forma hotel EBITDA in 2014 grew to $147.7 million, an increase of 13.7 percent over 2013.
  Pro Forma Hotel EBITDA Margin: Pro forma hotel EBITDA margin in 2014 expanded by 94 basis points to 35.4 percent compared with 2013. Pro forma hotel EBITDA margin is defined as pro forma hotel EBITDA as a percentage of pro forma total revenue.
  Same-Store RevPAR: Same-store RevPAR in 2014 grew to $84.42, an increase of 9.7 percent over 2013. Same-store ADR in 2014 grew to $111.94, an increase of 6.4 percent from 2013. Same-store occupancy increased by 3.1 percent in 2014 to 75.4 percent.
  Adjusted EBITDA: Adjusted EBITDA increased to $127.9 million in 2014 from $93.4 million in 2013, an increase of $34.5 million or 36.9 percent.
  Adjusted FFO: Adjusted Funds from Operations (“AFFO”) for the full year 2014 increased by 42.2 percent to $84.3 million, or $0.97 per diluted unit, which is a 20.3 percent increase from the full year 2013.
  Net Income: Net Income attributable to common stockholders in 2014 increased to $4.3 million, or $0.05 per diluted share, compared to a net loss attributable to common stockholders in 2013 of $8.7 million, or a loss of $0.12 per diluted share.
  Capital Investment: The Company invested $35.6 million in renovations during 2014 and added an additional 15 guestrooms to its portfolio through better utilization of existing space.
  Acquisitions: The Company acquired six hotels in 2014 with an aggregate of 990 guestrooms for a total purchase price of $214.7 million.
  Dispositions: The Company sold four hotels in 2014 with an aggregate of 450 guestrooms and three parcels of land for a total sales price of $19.8 million.

Fourth Quarter 2014 Highlights

  Pro Forma RevPAR: Pro forma RevPAR in the fourth quarter of 2014 grew to $88.15, an increase of 9.4 percent over the same period in 2013. Pro forma ADR grew to $123.96, an increase of 7.1 percent from the same period of 2013. Pro forma occupancy increased by 2.1 percent in the fourth quarter of 2014 to 71.1 percent.
  Pro Forma Hotel EBITDA: Pro forma hotel EBITDA for the fourth quarter of 2014 grew to $32.5 million, an increase of 13.8 percent over the same period in 2013.
  Pro Forma Hotel EBITDA Margin: Pro forma hotel EBITDA margin in the fourth quarter of 2014 expanded by 146 basis points to 32.9 percent compared with the same period in 2013.
  Same-Store RevPAR: Same-store RevPAR in the fourth quarter of 2014 grew to $78.51, an increase of 10.4 percent over the same period in 2013. Same-store ADR grew to $110.52 in the fourth quarter of 2014, an increase of 7.7 percent from the fourth quarter of 2013. Same-store occupancy increased by 2.5 percent in the fourth quarter of 2014 to 71.0 percent.
  Adjusted EBITDA: Adjusted EBITDA increased to $28.4 million in the fourth quarter of 2014 from $21.3 million in the same period in 2013, an increase of $7.0 million or 33.1 percent.
  Adjusted FFO: AFFO for the fourth quarter of 2014 increased 45.9 percent over the same period in 2013 to $17.5 million or $0.20 per diluted unit.
  Net Income: Net income attributable to common stockholders in the fourth quarter of 2014 increased to $0.6 million, or $0.01 per diluted share, compared to a net loss attributable to common stockholders in the same period of 2013 of $6.0 million, or a loss of $0.07 per diluted share.
INN vs. Industry Results (% change)
	Fourth Quarter 2014			Full Year 2014
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
INN Pro Forma (90)	2.1%	7.1%	9.4%	4.1%	6.5%	10.9%
INN Same-Store (65)	2.5%	7.7%	10.4%	3.1%	6.4%	9.7%
Overall US *	4.2%	4.5%	8.9%	3.6%	4.6%	8.3%
Upscale *	3.2%	5.2%	8.6%	3.3%	5.0%	8.4%

*Source: Smith Travel Research Quarterly Hotel Review, Volume 14, Issue Q4 and Monthly Hotel Review, Volume 14, Issue M12

The Company’s results for the three months and years ended December 31, 2014 and 2013 included the following:

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2014	2013	2014	2013
	Unaudited
	($ in thousands, except per unit and RevPAR data)
Total revenues (continuing operations)	$99,141	$77,956	$403,466	$298,958

Net income (loss) attributable to common stockholders	$578	$(6,026)	$4,283	$(8,712)

EBITDA [1]	$27,801	$21,911	$113,039	$82,995
Adjusted EBITDA [1]	$28,353	$21,306	$127,914	$93,436

FFO [1]	$16,828	$4,567	$78,256	$48,556
Adjusted FFO [1]	$17,542	$12,021	$84,330	$59,290

FFO per diluted unit [1,2]	$0.19	$0.05	$0.90	$0.66
Adjusted FFO per diluted unit [1,2]	$0.20	$0.14	$0.97	$0.81

Pro Forma [3]
RevPAR	$88.15	$80.59	$93.83	$84.62
RevPAR growth	9.4%		10.9%

Hotel EBITDA	$32,542	$28,592	$147,663	$129,881
Hotel EBITDA margin	32.9%	31.4%	35.4%	34.5%
Hotel EBITDA margin growth	146 bps		94 bps

[1]

See tables later in this press release for a discussion and reconciliation of net income (loss) to non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, funds from operations (“FFO”), FFO per diluted unit, adjusted FFO (“AFFO”), and AFFO per diluted unit, as well as a discussion of hotel EBITDA (hotel revenues less hotel operating expenses). Non-GAAP financial measures and fourth quarter 2014 financial information are unaudited.

[2]

Based on 86,690,000 weighted average diluted units and 86,212,000 weighted average diluted units for the three months ended December 31, 2014 and 2013, respectively, and 86,590,000 weighted average diluted units and 73,241,000 weighted average diluted units for the year ended December 31, 2014 and 2013, respectively. In this press release, references to “per share” or “diluted units” mean diluted shares of the Company’s common stock and common units of limited partnership interest in Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company. In general, common units held by limited partners other than the Company are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

[3]

Unless stated otherwise in this release, all pro forma information includes operating and financial results for 90 hotels owned as of December 31, 2014 as if each hotel had been owned by the Company since January 1, 2013. As a result, all pro forma information includes operating and financial results for hotels acquired since January 1, 2013 for periods prior to the Company’s ownership. Non-GAAP financial measures are unaudited.

Acquisitions

During 2014, the Company acquired six hotels with an aggregate of 990 guestrooms for a total purchase price of $214.7 million. Pro forma RevPAR for the full year 2014 for the 25 hotels acquired since January 2013 was $111.20 or 31.7 percent higher as compared to RevPAR of $84.42 for the 65 hotels classified as same-store during 2014.

2014
Date	Hotel	Location	Rooms Acquired	Purchase Price (in millions)	Manager
01/09/14	Hilton Garden Inn	Houston (Galleria), Texas	182	$37.5	American Liberty
01/10/14	Hampton Inn	Santa Barbara (Goleta), Calif.	98	27.9	Pillar
01/24/14	Four Points by Sheraton	San Francisco, Calif.	101	21.3	Pillar
03/14/14	DoubleTree by Hilton	San Francisco, Calif.	210	39.1	Stonebridge
08/15/14	Hilton Garden Inn	Houston (Energy Corridor), Texas	190	36.0	American Liberty
09/09/14	Hampton Inn & Suites	Austin, Texas	209	53.0	Interstate Hotels & Resorts
Total			990	$214.7

Dispositions

During 2014, the Company sold four hotels with a total of 450 guestrooms and three parcels of land for a total sales price of $19.8 million.

“The nearly 32.0 percent premium reflected in the RevPAR of our acquisition hotels highlights the increasing quality of our portfolio,” Hansen said. “Our ability to source high quality acquisitions in today’s competitive market and dispose of less strategic assets has been a key in the successful transformation of our portfolio and has allowed us to enhance shareholder value.”

Capital Investment

The Company invested $5.5 million and $35.6 million in renovations during the fourth quarter and full year 2014, respectively. Among the properties renovated during the year, the scope of work ranged from common space improvements to complete guestroom renovations, including furniture, soft goods and guest bathrooms. These renovations also included the addition of 15 guestrooms to better utilize existing space.

In addition, the Company capitalized $6.9 million of other capital improvements at its hotels in 2014.

“Throughout 2014 we continued to successfully execute our strategy to invest in our properties through a detailed and well thought out renovation process. Our team has been a terrific steward of capital and has worked closely with our third party management teams to continue to share best practices to improve operating efficiencies, evidenced by our RevPAR growth, improved margins and increasing AFFO on a per share basis by 20.3 percent in 2014,” commented Hansen.

Balance Sheet and Capital Activity

At December 31, 2014, the Company had the following:

  Total outstanding debt of $626.5 million, with a weighted average interest rate of 4.35 percent, and $38.6 million of cash and cash equivalents.
  The Company’s maximum borrowing capacity was $300.0 million under the senior unsecured credit facility, including both the revolver and term portions of the facility with $200.0 million outstanding, $13.8 million in standby letters of credit and $86.2 million available to borrow.
  Total net debt, which the Company defines as total outstanding debt less cash and cash equivalents, to trailing twelve month adjusted EBITDA was 4.6x.

Dividends

On January 30, 2015, the Company declared a quarterly cash dividend of:

  $0.1175 per share on its common stock and per common unit of limited partnership interest in Summit Hotel OP, LP, the Company’s operating partnership.
  $0.578125 per share on its 9.25 percent Series A Cumulative Redeemable Preferred Stock.
  $0.4921875 per share on its 7.875 percent Series B Cumulative Redeemable Preferred Stock.
  $0.4453125 per share on its 7.125 percent Series C Cumulative Redeemable Preferred Stock.

The dividends were payable on February 27, 2015 to holders of record as of February 16, 2015.

2015 Outlook

The Company is providing guidance for the first quarter and full year 2015 based on its 90 current hotels.¹ Except as described in footnote one below, the guidance assumes no additional hotels are acquired or sold and no additional issuances of equity securities.

FIRST QUARTER 2015
($ in thousands, except RevPAR and per unit data)
	Low-end	High-end
Pro forma RevPAR (90) [1]	$95.50	$97.50
Pro forma RevPAR growth (90) [1]	9.0%	11.0%
RevPAR (same-store 84) [2]	$92.00	$94.00
RevPAR growth (same-store 84) [2]	9.0%	11.0%
Adjusted FFO	$19,100	$20,800
Adjusted FFO per diluted unit [3]	$0.22	$0.24

FULL YEAR 2015
($ in thousands, except RevPAR and per unit data)
	Low-end	High-end
Pro forma RevPAR (90) [1]	$99.00	$101.00
Pro forma RevPAR growth (90) [1]	5.5%	7.5%
RevPAR (same-store 84) [2]	$95.00	$97.00
RevPAR growth (same-store 84) [2]	5.5%	7.5%
Adjusted FFO	$91,900	$97,100
Adjusted FFO per diluted unit [3]	$1.06	$1.12
Capital improvements	$28,000	$38,000

[1]

Pro forma information includes operating results for 90 hotels owned as of February 20, 2015 as if each hotel had been owned by the Company since January 1, 2014. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

[2]	Same-store information provided in the 2015 outlook includes operating results for 84 hotels owned by the Company as of January 1, 2014.

[3]	Assumes weighted average diluted units outstanding of 86,678,000 for first quarter and full year of 2015.

2014 Earnings Conference Call

The Company will conduct its quarterly conference call on Tuesday, March 3, 2015 at 9:00 a.m. ET. To participate in the conference call please dial 877-930-8101. The conference identification code for the call is 90828535. Additionally, a live webcast of the call will be available through the Company’s website, www.shpreit.com. A replay of the conference call will be available until 11:59 p.m. ET on Monday, March 9, 2015 by dialing 855-859-2056; conference identification code 90828535. A replay of the conference call will also be available on the Company’s website until May 4, 2015.

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly-traded real estate investment trust focused primarily on acquiring and owning premium-branded, select-service hotels in the upscale and upper midscale segments of the lodging industry. As of February 20, 2015, the Company’s portfolio consisted of 90 hotels with a total of 11,463 guestrooms located in 21 states. Since its initial public offering in February 2011, the Company has acquired 49 hotel properties, totaling 6,938 guestrooms for aggregate purchase prices of $1.0 billion.

For additional information, please visit the Company’s website, www.shpreit.com, and follow the Company on Twitter at @SummitHotel_INN.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: the Company’s ability to realize embedded growth from the deployment of renovation capital; projections of the Company’s revenues and expenses, capital expenditures or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions, financings or services; forecasts of the Company’s future financial performance and potential increases in average daily rate, occupancy, RevPAR, room supply and demand, FFO and AFFO; the Company’s outlook with respect to pro forma RevPAR, pro forma RevPAR growth, RevPAR, RevPAR growth, AFFO, AFFO per diluted unit and renovation capital deployed; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC, and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

SUMMIT HOTEL PROPERTIES, INC.
Consolidated Balance Sheets
(Amounts in thousands)

	December 31,
	2014	2013
ASSETS
Investment in hotel properties, net	$1,339,415	$1,149,967
Investment in hotel properties under development	253	-
Land held for development	8,183	13,748
Assets held for sale	300	12,224
Cash and cash equivalents	38,581	46,706
Restricted cash	34,395	38,498
Trade receivables	7,681	7,231
Prepaid expenses and other	6,181	8,876
Derivative financial instruments	66	253
Deferred charges, net	9,641	10,270
Deferred tax asset, net	176	49
Other assets	14,152	6,654
Total assets	$1,459,024	$1,294,476

LIABILITIES AND EQUITY
Liabilities:
Debt	$626,533	$435,589
Accounts payable	7,271	7,583
Accrued expenses	38,062	27,154
Derivative financial instruments	1,957	1,772
Total liabilities	673,823	472,098

Equity:
Total stockholders' equity	779,611	809,840
Non-controlling interests in operating partnership	5,590	4,722
Non-controlling interests in joint venture	-	7,816
Total equity	785,201	822,378

Total liabilities and equity	$1,459,024	$1,294,476

SUMMIT HOTEL PROPERTIES, INC.
Consolidated Statements of Operations
(Amounts in thousands, except per share amounts)

	For the Three Months Ended December 31,			For the Years Ended December 31,
	2014	2013		2014	2013
Revenues:	Unaudited
Room revenue	$93,085		$73,505	$380,472	$283,279
Other hotel operations revenue	6,056		4,451	22,994	15,679
Total revenues	99,141		77,956	403,466	298,958

Expenses:
Hotel operating expenses:
Rooms	25,108		21,210	101,150	80,391
Other direct	14,778		11,480	55,388	39,815
Other indirect	26,891		21,422	104,959	78,136
Total hotel operating expenses	66,777		54,112	261,497	198,342
Depreciation and amortization	16,406		13,934	65,312	51,184
Corporate general and administrative	4,520		2,875	19,884	12,929
Hotel property acquisition costs	(9)		332	769	1,886
Loss on impairment of assets	-		-	8,847	1,369
Total expenses	87,694		71,253	356,309	265,710

Operating income	11,447		6,703	47,157	33,248

Other income (expense)
Interest expense	(6,923)		(5,260)	(26,968)	(20,137)
Other income (expense)	(97)		(1,674)	986	(1,592)
Total other expense, net	(7,020)		(6,934)	(25,982)	(21,729)

Income (loss) from continuing operations before income taxes	4,427		(231)	21,175	11,519

Income tax benefit (expense)	90		(3,625)	(744)	(4,894)

Income (loss) from continuing operations	4,517		(3,856)	20,431	6,625

Income (loss) from discontinued operations	214		1,780	492	(728)

Net income (loss)	4,731		(2,076)	20,923	5,897

Income (loss) attributable to non-controlling interests:
Operating partnership	6		(189)	51	(297)
Joint venture	-		(8)	1	316

Net income (loss) attributable to Summit Hotel Properties, Inc.	4,725		(1,879)	20,871	5,878

Preferred dividends	(4,147)		(4,147)	(16,588)	(14,590)

Net income (loss) attributable to common stockholders	$578		$(6,026)	$4,283	$(8,712)

Basic and diluted net income (loss) per share	$0.01	$	(0.07)	$0.05	$(0.12)

Weighted average common shares outstanding:
Basic	85,391		84,767	85,242	70,327
Diluted	85,745		84,767	85,566	70,327

SUMMIT HOTEL PROPERTIES, INC.
Discontinued Operations Summary
(Amounts in thousands)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2014	2013	2014	2013
	Unaudited
Revenues	$-	$2,329	$3,128	$19,458

Hotel operating expenses	-	1,944	2,304	14,859
Depreciation and amortization	-	(30)	13	1,960
Loss on impairment of assets	-	390	400	7,675

Operating income (loss)	-	25	411	(5,036)
Interest expense	-	-	-	(174)
Other income	226	3,068	55	3,945

Income (loss) before taxes	226	3,093	466	(1,265)

Income tax (expense) benefit	(12)	(1,313)	26	537

Income (loss) from discontinued operations	$214	$1,780	$492	$(728)

Income (loss) from discontinued operations attributable to non-controlling interest	$3	$85	$6	$(25)

Income (loss) from discontinued operations attributable to common stockholders	$211	$1,695	$486	$(703)

SUMMIT HOTEL PROPERTIES, INC.
Reconciliation of Net Income (Loss) to Non-GAAP Measures – Funds From Operations
(Amounts in thousands except per diluted unit)
(Unaudited)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2014	2013	2014	2013

Net income (loss)	$4,731	$(2,076)	$20,923	$5,897
Preferred dividends	(4,147)	(4,147)	(16,588)	(14,590)
Depreciation and amortization	16,406	13,904	65,325	53,144
Loss on impairment of assets	-	390	9,247	9,044
Gain on disposal of assets	(162)	(3,420)	(446)	(4,308)
Non-controlling interest in joint venture	-	8	(1)	(316)
Adjustments related to joint venture	-	(92)	(204)	(315)
Funds From Operations	$16,828	$4,567	$78,256	$48,556
Per diluted unit [1]	$0.19	$0.05	$0.90	$0.66

Equity based compensation	$681	$508	$3,524	$2,124
Hotel property acquisition costs	(9)	332	769	1,886
Debt transaction costs	41	1,585	41	1,697
(Gain) loss on derivative	1	-	1	(2)
Deferred tax asset valuation allowance	-	5,029	-	5,029
Expenses related to improvement of internal controls	-	-	956	-
Expenses related to the transition of directors and executive officers	-	-	783	-
Adjusted Funds From Operations	$17,542	$12,021	$84,330	$59,290
Per diluted unit [1]	$0.20	$0.14	$0.97	$0.81

Weighted average diluted units [1]	86,690	86,212	86,590	73,241

[1]

The Company includes the outstanding common units of limited partnership interest (“OP units”) in Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

SUMMIT HOTEL PROPERTIES, INC.
Reconciliation of Net Income (Loss) to Non-GAAP Measures – EBITDA
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2014	2013	2014	2013

Net income (loss)	$4,731	$(2,076)	$20,923	$5,897
Depreciation and amortization	16,406	13,904	65,325	53,144
Interest expense	6,923	5,260	26,968	20,311
Interest income	(181)	(31)	(690)	(83)
Income tax expense	(78)	4,938	718	4,357
Non-controlling interest in joint venture	-	8	(1)	(316)
Adjustments related to joint venture	-	(92)	(204)	(315)
EBITDA	$27,801	$21,911	$113,039	$82,995

Equity based compensation	$681	$508	$3,524	$2,124
Hotel property acquisition costs	(9)	332	769	1,886
Loss on impairment of assets	-	390	9,247	9,044
Debt transaction costs	41	1,585	41	1,697
Gain on disposal of assets	(162)	(3,420)	(446)	(4,308)
(Gain) loss on derivatives	1	-	1	(2)
Expenses related to improvement of internal controls	-	-	956	-
Expenses related to the transition of directors and executive officers	-	-	783	-
ADJUSTED EBITDA	$28,353	$21,306	$127,914	$93,436

SUMMIT HOTEL PROPERTIES, INC.
Pro Forma [1] Operational and Statistical Data
(Dollars in thousands, except operating metrics)
(Unaudited)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2014	2013	2014	2013
Revenues:
Room revenue	$92,958	$84,880	$392,421	$353,605
Other hotel operations revenue	6,049	6,148	24,723	23,324
Total revenues	99,007	91,028	417,144	376,929

Expenses:
Hotel operating expenses
Rooms	24,991	23,476	104,238	100,132
Other direct	14,709	13,817	57,079	49,592
Other indirect	26,765	25,143	108,164	97,324
Total operating expenses	66,465	62,436	269,481	247,048

Hotel EBITDA	$32,542	$28,592	$147,663	$129,881

	2014				Year ended December 31, 2014
	Q1	Q2	Q3	Q4
Revenues:
Room revenue	$90,538	$103,890	$105,035	$92,958	$392,421
Other revenue	5,867	6,425	6,382	6,049	24,723
Total revenues	$96,405	$110,315	$111,417	$99,007	$417,144

Hotel EBITDA	$32,290	$41,107	$41,724	$32,542	$147,663
EBITDA margin	33.5%	37.3%	37.4%	32.9%	35.4%

Rooms occupied	744,353	833,196	837,650	749,892	3,165,091
Rooms available	1,030,320	1,042,716	1,054,589	1,054,596	4,182,221

Occupancy	72.2%	79.9%	79.4%	71.1%	75.7%
ADR	$121.63	$124.69	$125.39	$123.96	$123.98
RevPAR	$87.87	$99.63	$99.60	$88.15	$93.83

[1]	Pro forma information includes operating results for 90 hotels owned as of December 31, 2014 as if each hotel had been owned by the Company since January 1, 2013. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

SUMMIT HOTEL PROPERTIES, INC.
Pro Forma [1] and Same-Store [2] Statistical Data
(Unaudited)

	For the Three Months Ended December 31,		For the Years Ended December 31,
Pro Forma [1] (90 hotels)	2014	2013	2014	2013
Rooms occupied	749,892	733,509	3,165,091	3,036,665
Rooms available	1,054,596	1,053,185	4,182,221	4,178,609

Occupancy	71.1%	69.6%	75.7%	72.7%
ADR	$123.96	$115.72	$123.98	$116.45
RevPAR	$88.15	$80.59	$93.83	$84.62

Occupancy growth	2.1%		4.1%
ADR growth	7.1%		6.5%
RevPAR growth	9.4%		10.9%

	For the Three Months Ended December 31,		For the Years Ended December 31,
Same-Store [2] (65 hotels)	2014	2013	2014	2013
Rooms occupied	485,984	473,600	2,046,086	1,982,913
Rooms available	684,112	683,100	2,713,007	2,710,337

Occupancy	71.0%	69.3%	75.4%	73.2%
ADR	$110.52	$102.59	$111.94	$105.22
RevPAR	$78.51	$71.13	$84.42	$76.98

Occupancy growth	2.5%		3.1%
ADR growth	7.7%		6.4%
RevPAR growth	10.4%		9.7%

[1]	Pro forma information includes operating results for 90 hotels owned as of December 31, 2014 as if each hotel had been owned by the Company since January 1, 2013. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

[2]	Same-store information includes operating results for 65 hotels owned by the Company as of January 1, 2013 and at all times during the three months and year ended December 31, 2014 and 2013.

Non-GAAP Financial Measures

Funds From Operations (“FFO”) and Adjusted FFO (“AFFO”)

As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO represents net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, impairment, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. We present FFO because we consider it an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and impairment losses, it provides a performance measure that, when compared year over year, reflects the effect to operations from trends in occupancy, room rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Our computation of FFO differs from the NAREIT definition and may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs because the amount of depreciation and amortization we add back to net income or loss includes amortization of deferred financing costs and amortization of franchise royalty fees. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

We further adjust FFO for certain additional items that are not included in the definition of FFO, such as hotel transaction and pursuit costs, equity based compensation, loan transaction costs, prepayment penalties and certain other expenses, which we refer to as AFFO. We believe that AFFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

We caution investors that amounts presented in accordance with our definitions of FFO and AFFO may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO and AFFO should be considered along with, but not as an alternative to, net income (loss) as a measure of our operating performance. FFO and AFFO may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, debt service obligations and other commitments and uncertainties. Although we believe that FFO and AFFO can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily better indicators of any trend as compared to a comparable GAAP measure such as net income (loss). Above we have included a quantitative reconciliation of FFO and AFFO to the most directly comparable GAAP financial performance measure, which is net income (loss). Dollar amounts in such reconciliation are in thousands.

EBITDA, Adjusted EBITDA and Hotel EBITDA

EBITDA represents net income or loss, excluding: (i) interest, (ii) income tax expense and (iii) depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA as one measure in determining the value of acquisitions and dispositions. We further adjust EBITDA by adding back hotel transaction and pursuit costs, equity based compensation, impairment losses and certain other nonrecurring expenses. We believe that adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

With respect to hotel EBITDA, we believe that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to discontinued operations, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe the property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

We caution investors that amounts presented in accordance with our definitions of EBITDA, adjusted EBITDA and hotel EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA, adjusted EBITDA and hotel EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA, adjusted EBITDA and hotel EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, adjusted EBITDA and hotel EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above we include a quantitative reconciliation of EBITDA and adjusted EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss). Because hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure. Accordingly, hotel EBITDA has not been reconciled back to net income or loss, or any other GAAP measure, and hotel EBITDA should not be relied on as a measure of performance for our portfolio of hotels taken as a whole. Dollar amounts in such reconciliation are in thousands.

CONTACT:
Summit Hotel Properties, Inc.
Elisabeth Eisleben, 512-538-2306
Director of Investor Relations
eeisleben@shpreit.com